As filed with the Securities and Exchange Commission on March 21, 1997



File Number 333-00357                             Commission File Number I-9418

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   ___________________________________________

                       POST EFFECTIVE AMENDMENT NUMBER TWO

                                       TO

                         FORM S-8 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                  ___________________________________________

                            CyberAmerica Corporation
             (Exact Name of Registrant as Specified in its Charter)


268 West 400 South, Suite 300, Salt Lake City, Utah 84101      87-0509512
 ---------------------------------------------------------     ----------
    (Address of Principal Executive Offices)                  (IRS Employer
                                                          Identification Number)


           1996 Stock Option Plan of The Canton Industrial Corporation
                            (Full Title of the Plan)


   Joseph Alfano, Suite 3, 4180 Flamingo Crest Drive, Las Vegas, Nevada 89121
               (Name and Address of Agent for Service of Process)


                                  702-794-0395
          (Telephone Number, Including Area Code, of Agent for Service)

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 9.  Undertakings.

     Pursuant to the undertaking set forth in paragraph (a)(3) of Item 9 of its Registration Statement on Form S-8 Number 333-00357 (the "Form S-8"), CyberAmerica Corporation (the "Company") hereby removes from registration any and all remaining shares of common stock registered under its Form S-8 which have not be issued or reserved for issuance under the Company's 1996 Stock Option Plan as of the date specified below.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment Number Two to the Registration Statement Number 333-00357 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah on the 19th day of March 1997.

                                                 CYBERAMERICA CORPORATION

                                                 By: /s/Richard D. Surber
                                                      --------------------
                                                        Richard D. Surber,
                                                        President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment Number Two to the Registration Statement Number 333-00357 on Form S-8 has been signed on the 19th day of March 1997 by the following persons in the capacities indicated.

     SIGNATURE                   TITLE

 /s/ Richard D. Surber          President, Chief Executive Officer and Director
---------------------
  Richard D. Surber


/s/Philip Lamb                  Director
---------------------
  Philip Lamb


/s/Adrienne Bernstein            Director
----------------------
  Adrienne Bernstein